Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Hotel Outsource Management International, Inc. on Form S-8 of our report dated April 16, 2007.

Barzily & Co.
/s/ Barzily & Co.

Jerusalem, Israel
September 19, 2007